As filed with the Securities and Exchange Commission on June 30, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

eHealth, Inc.
(Exact name of Registrant as specified in its charter)

Delaware		56-2357876
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2625 Augustine Drive, Second Floor Santa Clara, California 95054 (650) 584-2700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Scott Giesler General Counsel and Secretary 2625 Augustine Drive, Second Floor Santa Clara, California 95054 (650) 584-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Patrick J. Schultheis J. Randall Lewis Jeana S. Kim Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300
From time to time after the effective date of this registration statement. (Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated filer	☒ Accelerated filer	☐
Non-accelerated filer	☐ Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per security(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, to be offered by selling stockholders	2,865,238	$61.46	$176,097,527	$19,212.24

(1)
Estimated solely for the purpose of calculating the registration fee. The number of shares of our common stock, par value $0.001 per share, being registered hereby is a reasonable good-faith estimate of the maximum number of shares of our common stock that the registrant believes may be issuable upon conversion of the shares of our Series A Preferred Stock, par value $0.001 per share, that are currently held by the selling stockholder named herein, pursuant to the Certificate of Designations of Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware on April 30, 2021 (the “Certificate of Designations”), as described herein. Each holder of the Series A Preferred Stock (each, a “Holder”) has the right, at such Holder’s option, subject to certain conversion procedures, to convert each share of such Holder’s Series A Preferred Stock at any time into the number of shares of our common stock equal to: (A) the sum of the Accrued Value and the Accrued PIK Dividends (each as defined in the Certificate of Designations) with respect to such share of Series A Preferred Stock as of the applicable conversion date divided by (B) the Conversion Price (as defined in the Certificate of Designations) as of the applicable conversion date, subject to certain caps on the number of shares of common stock issuable upon conversion of the Series A Preferred Stock prior to March 20, 2024 in the event that the Market Value (as defined in the Certificate of Designations) exceeds certain specified amounts in certain situations as further described in the Certificate of Designations. As of June 29, 2021, the Conversion Price is equal to $79.5861.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock on the Nasdaq Global Select Market on June 25, 2021.

PROSPECTUS
eHealth, Inc.

2,865,238 Shares
Common Stock
Offered by the Selling Stockholder

The selling stockholder identified herein, or any other selling stockholder identified in supplements to this prospectus, may from time to time offer or sell shares of our common stock, par value $0.001 per share, consisting of up to 2,865,238 shares of our common stock issuable upon conversion of an aggregate of 2,250,000 shares of Series A Preferred Stock, par value $0.001 per share, held by the selling stockholder as of June 29, 2021. The shares of Series A Preferred Stock were acquired by the selling stockholder in a private placement that is more fully described in the section entitled “Selling Stockholder.” To the extent that the selling stockholder resells any shares of common stock, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the amount and terms of the shares of common stock being offered. You should read this prospectus and any applicable prospectus supplement before you invest. We will not receive any proceeds from the resale of our common stock by the selling stockholder, but we have agreed to pay certain registration expenses. The selling stockholder will be responsible for all underwriting fees, discounts and commissions, if any, in connection with the resale of the shares of our common stock offered by this prospectus or any related prospectus supplement.
The shares of common stock may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the shares of common stock, we will name them and describe their compensation in a prospectus supplement. The price to the public of those shares of common stock will also be set forth in a prospectus supplement.
We are registering the resale of shares of our common stock in connection with the selling stockholder’s registration rights pursuant to the Investment Agreement described under the heading “Description of Capital Stock,” but the registration of those shares does not necessarily mean that any of those shares will be offered or sold by the selling stockholder pursuant to this prospectus or at all.
This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholder. Any prospectus supplement or free writing prospectus may add, update, or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus, together with the documents incorporated by reference herein and therein, before you make an investment decision.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “EHTH.” On June 28, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $60.87 per share.
Investing in our common stock involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 2 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 30, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, the selling stockholder may sell our common stock from time to time in one or more offerings or resales.
This prospectus provides you with a general description of our common stock that the selling stockholder may offer. Each time the selling stockholder resells any shares of common stock, we will, to the extent necessary, provide one or more prospectus supplements that will contain specific information about the terms of the offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock described in this prospectus or the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such common stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ii

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to (i) “eHealth, Inc.,” the “Company,” “we,” “our” and “us” refer, collectively, to eHealth, Inc., a Delaware corporation, and its subsidiaries taken as a whole and (ii) the “selling stockholder” or “Echelon LP” refers to Echelon Health SPV, LP and includes pledgees, donees, assignees, transferees or other successors-in-interest who may later hold the selling stockholder’s interests.
Company Overview
We are a leading private health insurance marketplace with a technology and service platform that provides consumer engagement, education and health insurance enrollment solutions. Our mission is to connect every person with the highest quality, most affordable health insurance and Medicare plans for their life circumstances. Our platform integrates proprietary and third-party developed educational content regarding health insurance plans with decision support tools to aid consumers in what has traditionally been a confusing and opaque health insurance purchasing process, and to help them obtain the health insurance products that meet their individual health and economic needs. Our omnichannel consumer engagement platform is designed to meet the consumer wherever they prefer to engage with us, and enables consumers to use our services online, through interactive chat, or by telephone with a licensed insurance agent. We have created a marketplace that offers consumers a broad choice of insurance products that include thousands of Medicare Advantage, Medicare Supplement, Medicare Part D prescription drug, individual and family, small business and other ancillary health insurance products from over 200 health insurance carriers across all fifty states and the District of Columbia.
Corporate Information
We were incorporated in the State of Delaware in November 1997. Our principal executive offices are located at 2625 Augustine Drive, Second Floor, Santa Clara, California 95054, and our telephone number is (650) 584-2700. Our website is www.ehealth.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.
eHealth and eHealthInsurance are registered trademarks of eHealth in the United States. This prospectus also includes other registered and unregistered trademarks of eHealth and other persons.
The Shares of Our Common Stock That May Be Offered
The selling stockholder identified herein, or any other selling stockholder identified in supplements to this prospectus, may from time to time offer and sell shares of our common stock. Each time shares of our common stock are offered with this prospectus, to the extent necessary, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the shares being offered. We will not receive any proceeds from the sale of our common stock by the selling stockholder, but we have agreed to pay certain registration expenses.
The shares of our common stock may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” If underwriters, dealers or agents are used to sell any shares of our common stock, a prospectus supplement or free writing prospectus issued in connection with that offering will name them, the number of shares they are required to sell, if any, and describe any applicable fee, commission or discount arrangements with them.
Common Stock
The selling stockholder may offer shares of our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights of preferred stockholders, including the holders of our Series A Preferred Stock as further detailed in the section of this prospectus captioned “Description of Capital Stock.” We have not paid dividends on our common stock in the past and have no current plans to pay dividends on our common stock. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

RISK FACTORS

An investment in our common stock involves a high degree of risk, and we are subject to many risks and uncertainties. Prior to making a decision about investing in our common stock, you should carefully consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also consider the other information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our forward-looking statements include, but are not limited to, statements about:
•our expectations relating to approved members, new paying members and estimated membership;
•our estimates regarding the constrained lifetime value of commissions;
•our expectations relating to revenue, operating costs, cash flows and profitability;
•our expectations regarding our strategy and investments;
•our expectations regarding our Medicare business, including market opportunity, consumer demand and our competitive advantage;
•our expectations regarding our individual and family business, including anticipated trends and our ability to enroll individuals and families into qualified health plans;
•the impact of future and existing healthcare laws and regulations on our business;
•the expected impact of the COVID-19 pandemic on our business;
•our expectations regarding commission rates, payment rates, conversion rates, plan termination rates and duration, membership retention rates and membership acquisition costs;
•our expectations regarding health insurance agents licensing and productivity;
•our expectations relating to the seasonality of our business;
•expected competition from government-run health insurance exchanges and other sources;
•our expectations relating to marketing and advertising expense and expected contributions from our marketing and strategic partnership channels;
•the timing of our receipt of commission and other payments;
•our critical accounting policies and related estimates;
•liquidity and capital needs;
•political, legislative, regulatory and legal challenges;
•the merits or potential impact of any lawsuits filed against us; and
•our future operations, financial condition, prospects and business strategies.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to: our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period and a COVID-19-related or other special enrollment period; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership and lifetime value of commissions; changes in product offerings among carriers on our ecommerce platform and the resulting impact on our commission revenue; our ability to execute on our growth strategy in the Medicare market; the continued impact of the COVID-19 pandemic on our operations, business, financial condition and growth prospects, as well as on the general economy; changes in our management and key employees; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; customer concentration; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train, retain and ensure the productivity of licensed health insurance agents and other employees; changes in the market for private health insurance; consumer satisfaction of our service; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; reliance on marketing partners; the impact of our direct-to-consumer email, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with H.I.G. Capital; compliance with insurance and other laws and regulations; the outcome of litigation in which we are involved; and the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure.
The words ”expect,” “anticipate,” “believe,” “estimate,” “target,” “goal,” “project,” “hope,” “intend,” “plan,” “seek,” “continue,” “may,” “could,” “should,” “might,” “forecast,” and variations of such words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of eHealth and our management that are subject to known and unknown risks, uncertainties and assumptions.
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of eHealth and our management about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not unduly rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. You are advised to consult any additional disclosures we have made or will make in reports to the SEC on Forms 10-K, 10-Q and 8-K.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any shares of common stock offered by the selling stockholder, but we may bear a portion of the expenses of the offerings of that common stock.

SELLING STOCKHOLDER

On February 17, 2021, we entered into an Investment Agreement (the “Investment Agreement”) with Echelon LP, an investment vehicle of H.I.G. Capital. On April 30, 2021 (the “Series A Closing Date”), upon the terms and subject to the conditions set forth in the Investment Agreement, we issued and sold 2,250,000 shares of our newly designated Series A Preferred Stock, at an aggregate purchase price of $225,000,000, at a price of $100 per share (the “Private Placement”). We received $216.2 million in net proceeds from the Private Placement, after deducting sales commissions and certain transaction fees.
Subject to certain customary exceptions, including transfers to permitted transferees, Echelon LP is restricted from transferring the Series A Preferred Stock until the one-year anniversary of the Series A Closing Date. The Investment Agreement and the Certificate of Designations of Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware on April 30, 2021 (the “Certificate of Designations”), include a number of covenants and other rights, including, but not limited to, registration rights, dividend, redemption put and call rights, liquidation rights, board nomination rights, and voting rights, certain of which are further described in the section of this prospectus titled “Description of Capital Stock.” The Investment Agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC on February 18, 2021 and the Certificate of Designations is included as an exhibit to our Current Report on Form 8-K filed with the SEC on May 3, 2021.
Pursuant to the Certificate of Designations, each holder of the Series A Preferred Stock (a “Holder”) has the right, at such Holder’s option, subject to certain conversion procedures, to convert each share of such Holder’s Series A Preferred Stock at any time into the number of shares of our common stock equal to: (A) the Accrued Value (as defined below) plus accrued payable in kind (“PIK”) dividends that have not yet been added to the Accrued Value with respect to such share of Series A Preferred Stock as of the applicable conversion date divided by (B) the Conversion Price (as defined below), subject to certain caps on the number of shares of common stock issuable upon conversion of the Series A Preferred Stock prior to March 20, 2024 in the event that the Market Value (as defined below) exceeds certain amounts under certain circumstances as further described in the section of this prospectus captioned “Description of Capital Stock—Series A Preferred Stock—Conversion Rights” and subject to the terms set forth in the Certificate of Designations.
The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares of our common stock issuable upon conversion of the shares of Series A Preferred Stock listed below. We are registering the shares of our common stock offered by this prospectus on behalf of the selling stockholder pursuant to the registration rights in the Investment Agreement.
The table below sets forth the name of the selling stockholder, the number of shares of our common stock that may be beneficially owned by the selling stockholder, the number of shares of our common stock that may be offered pursuant to this prospectus as well as the number of shares of our common stock that will be held by the selling stockholder after the offering, assuming all of the offered shares are sold. In each case, the number of shares of our common stock shown in the table below is calculated based on an assumed conversion of the current number of shares of Series A Preferred Stock held by the selling stockholder as of June 29, 2021, at an Accrued Value per share of Series A Preferred Stock of $100, accrued PIK dividends per share that have not been added to the Accrued Value of $1.3481 and a Conversion Price of $79.5861 per share of Series A Preferred Stock, assuming conversion as of June 29, 2021. The number of shares of our common stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances as further described in the section of this prospectus captioned “Description of Capital Stock” and subject to the terms of the Certificate of Designations. Accordingly, the number of shares of our common stock issuable upon conversion of the Series A Preferred Stock and beneficially owned and offered by the selling stockholder pursuant to this prospectus may increase or decrease from that set forth in the below table. The percentage of shares of our common stock owned before and after the offering is based on (i) 26,159,258 shares of our common stock outstanding as of June 28, 2021 and (ii) the assumed conversion of all shares of Series A Preferred Stock held by the selling stockholder as of June 29, 2021 into 2,865,238 shares of our common stock.
The information set forth below is based on information provided by or on behalf of the selling stockholder prior to the date hereof. Information concerning the selling stockholder may change from time to time. The selling stockholder may from time to time offer and sell any or all of the shares under this prospectus. Because the selling stockholder is not obligated to sell the offered shares, we cannot state with certainty the number of shares of our common stock that the selling stockholder will hold upon consummation of any such sales. In addition, since the date on which the selling stockholder provided this information to us, such selling stockholder may have sold, transferred or otherwise disposed of all or a portion of the offered shares. We are registering the shares to permit the selling stockholder to resell the shares when such stockholder deems appropriate, subject to the restrictions on transfer set forth in the Investment Agreement.

	Common Stock
	Shares of Common Stock Beneficially Owned Before Offering		Shares of Common Stock Registered Hereby	Shares of Common Stock Beneficially Owned After Offering(2)
Selling Stockholder	Number	%		Number	%
Echelon Health SPV, LP(1)	2,865,238	9.87%	2,865,238	0	0%

(1)	Represents shares held directly by Echelon LP. The shares of Series A Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The Series A Preferred Stock will be convertible into shares of common stock at a conversion rate that will initially be equal to (i) the Accrued Value plus accrued PIK dividends that have not yet been added to the Accrued Value, divided by, (ii) the Conversion Price, which is $79.5861 as of June 29, 2021. The Conversion Price is subject to further adjustment in the future pursuant to the terms of the Certificate of Designations. There are certain conditional share caps on the number of shares issuable upon conversion of the Series A Preferred Stock that are set forth in the Certificate of Designations. Echelon Health SPV GP, LLC, a Delaware limited liability company (“Echelon GP”), is the general partner of Echelon LP. H.I.G and Echelon, LP, a Delaware limited partnership (“Holdco”), is the sole member of Echelon LP. H.I.G. Middle Market LBO Fund III, L.P., a Delaware limited partnership (“Middle Market LBO III”), is the controlling interest holder of Holdco and Echelon GP. H.I.G. Middle Market Advisors III, LLC, a Delaware limited liability company (“Middle Market Advisors III”), is the general partner of Middle Market LBO III and the manager of Echelon GP. H.I.G.-GPII, Inc., a Delaware corporation (“GPII” and together with Echelon LP, Echelon GP, Holdco, Middle Market LBO III and Middle Market Advisors III, the “HIG Funds”), is the general partner of Holdco and the manager of Middle Market Advisors III. Sami W. Mnaymneh and Anthony A. Tamer are the sole shareholders of GPII. As a result of the foregoing relationships, each of the HIG Funds and Messrs. Mnaymneh and Tamer may be deemed to beneficially own the Series A Preferred Stock held by Echelon LP. Messrs. Mnaymneh and Tamer disclaim beneficial ownership of the shares held by the HIG Funds except to the extent of their pecuniary interest therein. The address of each of the HIG Funds and Messrs. Mnaymneh and Tamer is 1450 Brickell Avenue, 31st Floor, Miami, FL 33131.

We entered into the Investment Agreement, which provides the selling stockholder with certain rights and privileges, including certain board designation rights, which, as of the date of this prospectus, the selling stockholder has conditionally waived, and registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock.

(2)	The selling stockholder has not informed us, and we do not know, when or in what amounts the selling stockholder may offer for sale the shares of our common stock pursuant to this offering. The selling stockholder may choose not to sell any of the shares offered by this prospectus. Because the selling stockholder may offer all, some or none of the shares of our common stock that they beneficially own pursuant to this prospectus, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any such shares, we cannot provide any information or estimates as to the number of shares of our common stock that the selling stockholder will hold after completion of sales that may be made pursuant to this prospectus. For purposes of this table, we have assumed that the selling stockholder will have sold all of the shares of our common stock covered by this prospectus.

In addition, we may name additional selling stockholders from time to time. Information about such additional selling stockholders, including their identities and the shares to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the general terms and provisions of our capital stock as set forth in our amended and restated certificate of incorporation (“Certificate of Incorporation”), Certificate of Designations and amended and restated bylaws (“Bylaws”). This summary does not purport to be complete and is subject to, and qualified in its entirety by the provisions of our Certificate of Incorporation, Certificate of Designations and Bylaws, each of which is included as an exhibit to the registration statement of which this prospectus is a part, and each of which may be amended from time to time. We encourage you to read our Certificate of Incorporation, Certificate of Designations and Bylaws and the applicable provisions of the General Corporation Law of the State of Delaware for additional information.
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 2,250,000 shares have been designated Series A Preferred Stock and were outstanding as of the date of this prospectus.
Common Stock
On all matters submitted to our stockholders for vote (other than those matters that the holders of the Series A Preferred Stock have exclusive voting rights on as set forth in Section 14 of the Certificate of Designations), our common stockholders are entitled to one vote per share, voting together as a single class with the Series A Preferred Stock, and do not have cumulative voting rights. Subject to preferences that may apply to any shares of preferred stock outstanding, the holders of common stock are entitled to share equally in any dividends that our board of directors may determine to issue from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock shall be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 10 million shares of preferred stock in one or more series. Our board of directors is able to determine, with respect to any series of preferred stock, the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:
•The designation of the series;
•the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;
•the redemption rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series; and
•the voting rights, if any, of the holders of the series.
We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.
Series A Preferred Stock
On April 30, 2021, we filed the Certificate of Designations with the Secretary of State of the State of Delaware, establishing the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of our Series A Preferred Stock, which are described in more detail below.
Ranking
The Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
Dividends
Dividends will initially accrue on the Series A Preferred Stock daily at 8% per annum on the stated value of $100 per share (the “Stated Value”) and compound semiannually, PIK, until the second anniversary of the Series A Closing Date, on June 30 and December 31 of each year (each, a “Dividend Payment Date”), beginning on June 30, 2021, and thereafter 6% PIK and 2% payable in cash in arrears on June 30 and December 31 of each year, beginning on June 30, 2023 (each, a “Cash Dividend Payment Date”). PIK dividends are cumulative and are added to the Accrued Value (as defined below). The Series A Preferred Stock will also participate, on an as-converted basis (without regard to any conversion limitations) in all dividends paid to the holders of common stock. If the Company fails to declare and pay full cash dividend payments as required by the Certificate of Designations for two consecutive Cash Dividend Payment Dates, the cash dividend rate then in effect shall increase one time by 2%, retroactive to the first day of the semiannual period immediately preceding the first Cash Dividend Payment Date at which the Company failed to pay such accrued cash dividends, until such failure to pay full cash dividends is cured (at which time the dividend rate shall return to the rate prior to such increase). “Accrued Value” means, as of any date, with respect to any share of Series A Preferred Stock, the sum of the Stated Value per share plus, on each Dividend Payment Date, on a cumulative basis, all accrued PIK dividends on such share that have not previously compounded and been added to the Accrued Value.
Conversion Rights
The Series A Preferred Stock is convertible at any time into common stock at a conversion rate equal to (i) the Accrued Value plus accrued PIK dividends that have not yet been added to the Accrued Value, (ii) divided by the conversion price as of the applicable conversion date (the “Conversion Price”). As of June 29, 2021, the Conversion Price is equal to $79.5861. Notwithstanding the foregoing, (i) in the event that the Series A Preferred Stock is converted (other than in connection with a Change of Control (as defined below) or liquidation as described below) by the holder of the Series A Preferred Stock or any of its transferees (other than a transferee in connection with a bona fide margin or non-purpose loan) prior to March 20, 2024 (the “Test Date”), and the Market Value (as defined below) of the common stock issuable upon such conversion would be in excess of the Accrued Value plus accrued PIK dividends that have not yet been added to the Accrued Value immediately prior to such conversion, then the Company shall only be required to deliver common stock having a Market Value that is no greater than the Accrued Value, plus accrued PIK dividends that have not yet been added to the Accrued Value, and a cash payment of any unpaid cash dividends, and will have no further obligation or (ii) in the event that the Series A Preferred Stock is converted by a transferee in connection with a bona fide margin or non-purpose loan prior to the Test Date and the Market Value of a share of common stock issuable upon such conversion would be in excess of 160% of the then-current Conversion Price, then the Company shall only be required to deliver common stock with a Market Value equal to the greater of (A) (x) the Accrued Value plus accrued PIK dividends that have not yet been added to the Accrued Value divided (y) by $90, and (B) (x) the Accrued Value plus accrued PIK dividends that have not yet been added to the Accrued Value divided by (y) the Permitted Loan Adjusted Conversion Price, and, in the case of either (A) or (B), a cash payment of any unpaid cash dividends, and the Company will have no further obligation. “Market Value” means the arithmetic average of the closing price of the common stock for the five trading days preceding the date of conversion. “Permitted Loan Adjusted Conversion Price” shall mean an amount equal to CP1 based on the formula set forth in the immediately below paragraph for a Test Date Conversion Price Reset (as defined below); provided, however that, solely for purposes of this definition, the “Test Price” in such formula shall be replaced with an amount equal to the Market Value.
Further, on the Test Date, if the arithmetic average of the volume-weighted average price per share of common stock for the 20 consecutive trading day period ending on the day prior to the Test Date (the “Test Price”) is in excess of 160% of then-current Conversion Price, then on the Test Date, the Conversion Price will be adjusted pursuant to the following formula (the “Test Date Conversion Price Reset”):
CP1 = AV / ( ( AS x ( AV / CP0 ) ) / TP )

where:
CP0 = the Conversion Price in effect on the close of business on the day prior to the Test Date
CP1 = the new Conversion Price in effect immediately after the close of business on the day prior to the Test Date
AS = the sum of the Dilution Threshold Amount plus the Incremental Value
AV = the sum of the Accrued Value plus the accrued PIK dividends that have not been added to the Accrued Value as of the close of business on the day prior to the Test Date
TP = the Test Price
For purposes of the above formula:
“Dilution Threshold Amount” means an amount equal to CP0 multiplied by 1.6; and
“Incremental Value” means an amount equal to the product of (A) the difference of (i) the Test Price minus (ii) the Dilution Threshold Amount, multiplied by (B) a fraction equal to 1/3.
Any conversion will be settled only in shares of common stock; provided, that, upon any conversion that would result in the holder beneficially owning greater than 19.99% of the Company’s voting stock outstanding as of the Series A Closing Date or common stock in excess of the maximum number of shares of common stock that could be issued to the holder without triggering a change of control under the Nasdaq rules, the excess, if any, of the conversion consideration otherwise payable upon such conversion shall be paid in cash, based on an amount per share of common stock equal to the last reported price per share of the common stock on the trading day immediately preceding the conversion date.
Mandatory Conversion
At any time on or after the third anniversary of the Series A Closing Date, if the volume-weighted average price per share of the common stock is greater than 167.5% of the then-current Conversion Price for 20 consecutive trading days in a 30-day trading day period, the Company will have the right to convert all, but not less than all, of the Series A Preferred Stock into common stock at a conversion rate with respect to each share of Series A Preferred Stock of (i) the Accrued Value plus accrued PIK dividends that have not yet been added to the Accrued Value, (ii) divided by the then applicable Conversion Price.
Voting Rights
The Series A Preferred Stock will vote together with the Common Stock as a single class on all matters submitted to a vote of the holders of the common stock (subject to certain voting limitations set forth in, and the terms and conditions of, the Certificate of Designations). Each holder of Series A Preferred Stock shall be entitled to the number of votes, rounded down to the nearest whole number, equal to the product of (i) the aggregate Accrued Value of the issued and outstanding shares of Series A Preferred Stock divided by the Minimum Price (as defined below), multiplied by (ii) a fraction, the numerator of which is the number of shares of Series A Preferred Stock held by such holder and the denominator of which is the aggregate number of issued and outstanding shares of Series A Preferred Stock. “Minimum Price” means the lower of: (i) the Nasdaq Official Closing Price per share of common stock on the Series A Closing Date; or (ii) the average Nasdaq Official Closing Price per share of common stock for the five trading days immediately prior to the Series A Closing Date.
The Series A Preferred Stock will have one vote per share on any matter on which the holders of the Series A Preferred Stock are entitled to vote separately as a class (subject to certain voting limitations).
Redemption
At any time on or after the sixth anniversary of the Series A Closing Date, holders of the Series A Preferred Stock will have the right to cause the Company to redeem all or any portion of the Series A Preferred Stock in cash at an amount equal to the greater of (i) 135% of the Accrued Value per share as of the redemption date (the “Redemption Date”), plus accrued PIK dividends that have not yet been added to the Accrued Value and (ii) the amount per share that would be payable on an as-converted basis on such Series A Preferred Stock at the then-current Accrued Value, plus accrued PIK dividends that have not yet been added to the Accrued Value, and in either case of (i) or (ii) plus any unpaid cash dividends that would have otherwise been settled in cash in connection with such conversion (the greater of (i) and (ii), the “Redemption Price”). Notwithstanding the foregoing, the Company shall not be required to redeem any shares of Series A Preferred Stock to the extent the Company does not have legally available funds to effect such redemption; provided, that if the Company fails to redeem any shares of the Series A Preferred Stock when required for any reason, then beginning on the designated Redemption Date the cash dividend rate will increase 2% on each Dividend Payment Date until the redemption is effected in full.

At any time on or after the sixth anniversary of the Series A Closing Date, the Company will have the right (but not the obligation) to redeem out of legally available funds and for cash consideration all (but not less than all) of the Series A Preferred Stock upon at least 30 days prior written notice at an amount equal to the Redemption Price.
Rights in the Event of Change of Control
In the event of a Change of Control (as defined in the Certificate of Designations), the holders of the Series A Preferred Stock will have the right to cause the Company to repurchase, out of legally available funds and following the payment of any required amounts under any existing credit facilities, all or any portion of the Series A Preferred Stock in cash (in the case of clause (a)) or the applicable consideration (in the case of clause (b)) at an amount per share equal to, at the holder’s election, (a) the sum of the Accrued Value plus accrued PIK dividends multiplied by 135% plus any accrued and unpaid cash dividends or (b) the amount of cash and/or other assets that would be payable to such holder in the Change of Control had such holder, immediately prior to such Change of Control, converted such shares of Series A Preferred Stock into common stock, including any accrued and unpaid cash dividends that would otherwise be settled in cash pursuant to such conversion (the “Change of Control Put”). If the Company fails to pay the full repurchase amount due to the holder exercising the Change of Control Put pursuant to the terms and conditions of the Certificate of Designations, the then-current cash dividend rate will increase 2% on each semiannual Dividend Payment Date following the date that such repurchase amount was due, accruing daily from such date the repurchase amount was due until the date that such repurchase amount plus all accrued PIK and accrued and unpaid cash dividends thereon are paid in full.
Upon the occurrence of a Change of Control and any holder of the Series A Preferred Stock has not elected to exercise the Change of Control Put with respect to any outstanding shares of Series A Preferred Stock, the Company shall have the option to purchase all, but not less than all, of the then outstanding shares of Series A Preferred Stock for which any holder of the Series A Preferred Stock has not elected to exercise the Change of Control Put, at a purchase price per share of Series A Preferred Stock, payable in cash (in the case of clause (a)) or the applicable consideration (in the case of clause (b)), equal to the greater of (a) the sum of the Accrued Value plus accrued PIK dividends multiplied by 140% plus any accrued and unpaid cash dividends or (b) the amount of cash and/or other assets that would be payable to such holder in the Change of Control had such holder, immediately prior to such Change of Control, converted such shares of Series A Preferred Stock into common stock, including any accrued and unpaid cash dividends that would otherwise be settled in cash pursuant to such conversion, subject to certain additional conditions and exceptions.
Registration Rights
Holders of the Series A Preferred Stock have certain customary registration rights with respect to the shares of common stock issued upon any future conversion of the Series A Preferred Stock pursuant to the terms of the Investment Agreement.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
The provisions of Delaware law, our Certificate of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
•prior to the date of the transaction, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) voting stock owned by persons who are directors and also officers, and (2) voting stock owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.
Certificate of Incorporation and Bylaw Provisions
Our Certificate of Incorporation and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:
•Board of directors vacancies. Our Certificate of Incorporation and our Bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.
•Election and Removal of Directors. Our Certificate of Incorporation and our Bylaws provide that our board is classified into three classes of directors. Our Certificate of Incorporation does not provide for cumulative voting. In addition, directors may be removed from office by our stockholders only for cause. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of directors.
•Stockholder action; special meeting of stockholders. Our Certificate of Incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock is not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Our Certificate of Incorporation and our Bylaws further provide that special meetings of our stockholders may be called only by a majority of our board of directors, the Chairperson of the Board of Directors, our Chief Executive Officer or our President (in the absence of a Chief Executive Officer), thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
•Advance notice requirements for stockholder proposals and director nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•Amendment of charter provisions. Any amendment of the above provisions in our Certificate of Incorporation would require approval by a majority of our board of directors and the holders of at least 66 2/3% of our then outstanding voting securities.
•Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10 million shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.
The provisions of Delaware law and our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock and Series A Preferred Stock is Computershare Trust Company, N.A.
Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “EHTH.”

PLAN OF DISTRIBUTION

The selling stockholder may sell shares of our common stock:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods of sale.
The selling stockholder may directly solicit offers to purchase shares of our common stock or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of shares of our common stock through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the shares of our common stock may be effected from time to time in one or more transactions:
•at a fixed price or prices that may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Registration of the shares of our common stock covered by this prospectus does not mean that those shares necessarily will be offered or sold. To the extent permitted by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
Any prospectus supplement with respect to a particular offering of our common stock will describe the terms of the offering of the shares, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•if applicable, the names of any selling stockholders;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the shares of our common stock will be listed.
If any underwriters or agents are utilized in the sale of the shares of our common stock in respect of which this prospectus is delivered, we and the selling stockholder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the shares of our common stock in respect of which the prospectus is delivered, the selling stockholder will sell such shares to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us and the selling stockholder to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of shares of our common stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of shares of our common stock. Specifically, any underwriters may over-allot in connection with the offering, creating a short position in our common stock for their own accounts. In addition, to cover over-allotments or to stabilize the price of our common stock, the underwriters may bid for, and purchase, shares of our common stock in the open market. Finally, in any offering of shares of our common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such shares in the offering if the syndicate repurchases previously distributed shares of our common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of shares of our common stock above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Any applicable prospectus supplement may provide that the original issue date for your shares of our common stock may be more than two scheduled business days after the trade date for your shares. Accordingly, in such a case, if you wish to trade shares of our common stock on any date prior to the third business day before the original issue date for your shares, you will be required, by virtue of the fact that your shares initially are expected to settle in more than three scheduled business days after the trade date for your shares, to make alternative settlement arrangements to prevent a failed settlement.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK
The following is a summary of the U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, and any changes may result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
This summary also does not address the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction or under U.S. federal non-income tax laws, except to the limited extent set forth below. In addition, this discussion does not address the potential application of the alternative minimum tax or the Medicare contribution tax on net investment income or any tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•banks, insurance companies or other financial institutions;
•tax-exempt organizations or accounts;
•controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;
•brokers or dealers in securities or currencies;
•traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);
•certain former citizens or long-term residents of the United States;
•persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment);
•persons required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement; or
•persons deemed to sell our common stock under the constructive sale provisions of the Code.
In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.
You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
Non-U.S. Holder Defined
For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, any of the following:
•an entity or arrangement treated as a partnership;
•an individual who is a citizen or resident of the United States;
•a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;
•an estate whose income is subject to U.S. federal income tax regardless of its source; or
•a trust (x) whose administration is subject to the primary supervision of a court within the United States and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election under applicable Treasury regulations to be treated as a “United States person.”
Distributions
We have not made any distributions on our common stock and do not intend to make any distributions on our common stock for the foreseeable future. However, if we do make distributions of cash or property on our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as gain from the sale of that stock.
Subject to the discussion below on effectively connected income, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us in a timely manner an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W--8 properly certifying qualification for the reduced rate. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS in a timely manner. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then may be required to provide the required certification to us or our paying agent, either directly or through other intermediaries. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty.
Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by you in the United States) generally are exempt from such withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, generally are taxed at the same graduated rates applicable to U.S. persons. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty, subject to certain adjustments.
Gain on Disposition of Our Common Stock
You generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:
•the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);
•you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or
•shares of our common stock constitute a U.S. real property interest by reason of our status as a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes.
We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interest with respect to you only if you actually or constructively hold more than 5% of our common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.
If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S.-source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.
Backup Withholding and Information Reporting
Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.
Payments of dividends on, or of proceeds from, the disposition of our common stock made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8.
Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the U.S. federal income tax liability of persons subject to backup withholding, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a U.S. federal withholding tax of 30% on dividends and on the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds of a disposition of our common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding obligations under FATCA generally apply to payments of dividends on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply to payments of gross proceeds from a sale or other disposition of our common stock, which may be relied upon by taxpayers until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.
Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.ehealth.com. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the shares of our common stock that are being offered. Forms of any documents establishing the terms of the offered common stock are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the shares of our common stock under the registration statement of which this prospectus forms a part is terminated or completed:
•our Annual Report on Form 10-K for the year ended December 31, 2020, as amended by Amendment No. 1 on Form 10-K/A;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;
•our Current Reports on Form 8-K filed on January 29, 2021, February 12, 2021, February 18, 2021, March 11, 2021, March 23, 2021, May 3, 2021, May 6, 2021, May 13, 2021, May 24, 2021, June 7, 2021 and June 14, 2021; and
•The description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on October 10, 2006, including any amendment or report filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
eHealth, Inc.
2625 Augustine Drive, Second Floor
Santa Clara, California 95054
Attn: Investor Relations
(650) 584-2700

Part II

Information Not Required in the Prospectus

Item 14. Other Expenses of Issuance and Distribution
The following table sets forth estimated expenses payable by us in connection with the issuance and distribution of the shares of our common stock being registered:

Amount to be Paid
SEC registration fee for shares of common stock offered by the selling stockholder identified in this prospectus	$19,212.24
Stock exchange listing fee	*
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous expenses	*
Total	$ *
______
* These fees are calculated based on the shares of our common stock offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
The registrant’s amended and restated certificate of incorporation contains provisions that limit the liability of the registrant’s directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, the registrant’s directors will not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to the registrant or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.
Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the registrant’s directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, the registrant’s amended and restated bylaws provide that the registrant will indemnify its directors and officers, and may indemnify its employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. The registrant’s amended and restated bylaws also provide that the registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the registrant to advance all expenses reasonably and actually incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in the registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements that the registrant has entered into with its directors and executive officers may discourage stockholders from bringing a lawsuit against the registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the registrant’s directors and executive officers, even though an action, if successful, might benefit the registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.
The registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to the registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the registrant with respect to payments that may be made by the registrant to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.
The underwriting agreement, if applicable, between the registrant, the selling stockholder and the underwriters filed as Exhibit 1.1 to this registration statement provides for the indemnification by the underwriters of our directors and officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act with respect to information provided by the underwriters specifically for inclusion in the registration statement.

Item 16. Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	Date	Exhibit Number	Filed Herewith
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation	S-1	04/25/2006	3.1
3.2	Amended and Restated Bylaws	8-K	11/17/2008	3.1
3.3	Certificate of Designations of Series A Preferred Stock, par value $0.001, of eHealth, Inc.	8-K	05/03/2021	3.1
4.1	Specimen Common Stock Certificate	S-1	06/28/2006	4.1
4.2	Investment Agreement, dated as of February 17, 2021, by and between eHealth, Inc. and Echelon Health SPV, LP	8-K	02/18/2021	10.1
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation				X
23.1	Consent of Independent Registered Public Accounting Firm				X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)				X
24.1	Power of Attorney (included on the signature page to this Registration Statement)				X
____________
* To be filed, if applicable, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) that, for the purpose of determining liability under the Securities Act to any purchaser:
(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 30, 2021.

EHEALTH, INC.

By:    /s/ Scott N. Flanders
    Scott N. Flanders
    Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott N. Flanders and Scott Giesler, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott N. Flanders	Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2021
Scott N. Flanders

/s/ John Pierantoni	Chief Accounting Officer (Principal Financial and Accounting Officer)	June 30, 2021
John Pierantoni

/s/ Andrea C. Brimmer	Director	June 30, 2021
Andrea C. Brimmer

/s/ Beth A. Brooke	Director	June 30, 2021
Beth A. Brooke

/s/ Michael D. Goldberg	Director	June 30, 2021
Michael D. Goldberg

/s/ A. John Hass, III	Director	June 30, 2021
A. John Hass, III

/s/ Randall S. Livingston	Director	June 30, 2021
Randall S. Livingston

/s/ Cesar M. Soriano	Director	June 30, 2021
Cesar M. Soriano

/s/ Dale B. Wolf	Director	June 30, 2021
Dale B. Wolf